Exhibit 99.1

VirTra Reviews 2018 Operational Progress and Sets 2019 Strategic Priorities

Board of Directors Approves Increase of Company’s Share Repurchase Program to $2 Million

TEMPE, Ariz. — January 16, 2019 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, reported that its numerous achievements in 2018 have placed the company in a strong position for 2019. This year the company intends to focus more of its resources on enhancing and diversifying its technological suite as well as expanding its sales presence and footprint in the military market.

“2018 marked our 25th anniversary since our founding – a milestone which has provided us with an opportunity to reflect on our past progress and evaluate our future growth priorities,” said Bob Ferris, Chairman and Chief Executive Officer of VirTra. “During the past year, we made significant progress executing on key initiatives that will drive growth and create long-term shareholder value for our company, including launching V-VICTA and bolstering our reputation as an industry leader. What 2018 also demonstrated is that we are consistently becoming more effective at realizing our primary mission of improving and saving lives through uniquely effective, high-tech products.”

2018 Operational Highlights: During the year, VirTra achieved several operational milestones, including:

●	Listing the company’s common stock on the NASDAQ Capital Market;

●	Launching the industry’s first nationally accredited training curriculum, VirTra-Virtual Interactive Coursework Training Academy (V-VICTA);

●	Expanding the company’s international footprint from 23 countries at the start of 2018 to 29 countries by year end;

●	Forming partnerships with several nationally recognized organizations to test, develop, and improve both new curriculum and new training scenarios. To date, VirTra has secured eight strategic partnerships, including: Force Science Institute, Vistelar, Haley Strategic, Trijicon, National Sheriff’s Association, National Law Enforcement Center on Animal Abuse, Office of the Utah Attorney General, and Southwest Autism Research & Resource Center.

2018 Financial Highlights: The company achieved several important financial milestones during the first nine months of 2018, which included generating record revenue, gross profit, net income and adjusted EBITDA. The company’s strong results have been driven by consistent execution from its expanded sales organization as well as the growing demand from law enforcement professionals for VirTra’s uniquely effective and patented training content and devices, such as the Threat-Fire™ to add real stress during training. This success has put the company on track to achieve record revenue for fiscal 2018.

The company plans to release results for the fourth quarter and fiscal year 2018 in March 2019. The conference call details will be announced approximately a week prior to the event.

“2018 was one of our most successful years to date both financially and operationally,” added Ferris. “During the year, we secured several large contracts, including new and add-on orders with the U.S. Department of State, as well as new contracts with three of the largest law enforcement agencies in the country. These orders, along with numerous others, not only increased our domestic and global footprint but also have us on course for a record year and significant momentum entering 2019.

“Along that line, for 2019 we remain focused on our core values while making our business even more efficient, but we also recognize that we must expand our presence in markets adjacent to law enforcement in order to maintain our industry leadership and scale our business to new levels. With that in mind, it is our intention to strengthen and diversify our current business by bolstering our technological capabilities and increasing our sales footprint and resources in the military market.”

Bolstering Technology Capabilities: Over the coming fiscal year, VirTra intends to continue improving its current suite of systems and accessories to provide greater value to existing customers and to appeal to new customers based on current market demands. These developments will include both improvements to the company’s current lineup of products as well as the introduction of new, innovative technologies.

“Since its inception, VirTra has been an innovative and forward-looking company,” continued Ferris. “We were pioneers in the AR/VR space, which we entered in 1993, and first to market with affordable and immersive training simulators in 2004. We believe that innovation is key to maintaining our reputation and growing our presence as the premier solution for de-escalation and use-of-force training to the law enforcement and military markets. To that end, we are making several enhancements and have multiple new products in development that we look forward to introducing throughout 2019, which we believe will both help our customers perform better and give us another leg up over our competition.”

Military Market Opportunity: During 2019, the company intends to allocate more of its attention and resources to the military market as it recognizes the growing need and demand for more effective training simulation in the space.

“While our primary market has and will remain the law enforcement community where we currently serve nearly 200 agencies domestically and internationally, we have seen an increasing need and demand in the military space for our solutions,” commented Ferris. “We are, therefore, undertaking a more notable expansion in this massive market than we have in the past as we believe it has the potential to be a significant growth driver for us over the long-term.”

Share Repurchase Program: Since November 14, 2018, the company has repurchased $588,000 of its common stock under the company’s current authorized repurchase program, which the board of directors increased from $1 million to $2 million on January 14, 2019. To date, VirTra has repurchased a total of $700,000 of its common stock and may repurchase an additional $1.3 million in common stock, at its discretion, to reach the $2 million authorized.

“When I came on as CEO in 2008, the financial condition of the company necessitated that our primary focus be on establishing a healthy balance sheet and ensuring this company was run as efficiently as possible,” noted Ferris. “Thanks to our diligence and tireless work by our talented team over the past few years, we are now in a position to focus on putting our capital to work to reward our long-time shareholders and grow the business into new and existing markets. Furthermore, we’ve continued to make meaningful purchases of our common stock over the last few months.

“We continue to see increased demand for our systems in both our current markets and in new ones as well. Recently, the Department of Homeland Security highlighted the superiority of our V-300 simulator and mentioned it as a potential training tool for the growing number of Border Patrol agents and Immigration Officers. Endorsements like this one and increasing demand from other markets combined with our operational and financial successes of 2018 have placed us in a strong position as we begin fiscal 2019.

“This is an exciting time at VirTra. We look forward to continuing our momentum as we add new initiatives to create greater value for all of our stakeholders and expand our hard-earned reputation as the premier provider in our markets.”

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly-effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the SEC. You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the Securities and Exchange Commission before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Media Contact:

Susan Lehman

Slehman@virtra.com

510-599-6555

Investor Relations Contact:

Matt Glover or Charlie Schumacher

VTSI@liolios.com

949-574-3860